UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Broadmark Realty Capital Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

April 29, 2020
Dear Fellow Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Broadmark Realty Capital Inc. (“we,” “our,” “us,” “Broadmark” or the “Company”), which will be conducted via live webcast on Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time. In light of the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments have and may impose regarding the coronavirus (COVID-19) outbreak, this year’s Annual Meeting will be conducted virtually. This does not represent a change in our stockholder engagement philosophy, and we intend to hold an in-person meeting next year consistent with the past practice of the predecessor Broadmark lending companies.
You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting: https://web.lumiagm.com/288367709.
To participate, you will need the 11-digit voter control number included in your proxy materials or on your proxy card along with the password for the Annual Meeting, which is BRMK2020. We encourage you to allow ample time for online check-in, which will begin at 9:00 a.m. Pacific Time. Please note that there is no in-person meeting for you to attend.
At the Annual Meeting, we are seeking to elect seven directors. The stockholders will also be asked to vote to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe each of these matters in further detail.
Even if you plan to attend the Annual Meeting virtually via the live webcast, please submit your proxy as promptly as possible by telephone, via the Internet or by completing, signing and returning the proxy card included with the Proxy Statement. We encourage you to vote via the Internet. Even if you submit a vote prior to the Annual Meeting, you will have an opportunity to change your earlier vote and virtually vote again during the Annual Meeting.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company.
Sincerely,
Jeffrey B. Pyatt
President and Chief Executive Officer

Broadmark Realty Capital Inc.
1420 Fifth Avenue, Suite 2000
Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Broadmark Realty Capital Inc. (“we,” “our,” “us,” “Broadmark” or the “Company”) will be held via live webcast on Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time, at https://web.lumiagm.com/288367709, to consider and vote on the following matters:
(1)
to elect seven members to Broadmark’s Board of Directors, each to serve for a one-year term expiring at our 2021 Annual Meeting of Stockholders, and with each elected director holding office until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

(2)
to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

(3)
to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors of the Company has fixed the close of business on April 15, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on April 15, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 15, 2020, there were 132,111,329 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
On or about May 15, 2020, we will first mail to stockholders our 2020 Proxy Statement and Annual Report for fiscal year 2019. Stockholders of record may vote their shares by telephone, via the Internet or by completing, signing and returning the proxy card included with your proxy materials in the enclosed envelope. Instructions regarding all methods of voting are contained on the proxy card that is included with the Proxy Statement.
By Order of the Board of Directors,
David Schneider
Chief Financial Officer
Seattle, Washington
April 29, 2020
Important Notice Regarding the Availability of Proxy Materials for the June 16, 2020 Annual Meeting of Stockholders: The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available on the Internet at https://www.astproxyportal.com/ast/23147/.

i

Broadmark Realty Capital Inc.
1420 Fifth Avenue, Suite 2000
Seattle, Washington 98101

PROXY STATEMENT

ABOUT THE MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement contains information related to the solicitation of proxies for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be conducted via live webcast on Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time, at https://web.lumiagm.com/288367709 for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Broadmark Realty Capital Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). “We,” “our,” “us,” “Broadmark” and the “Company” refer to Broadmark Realty Capital Inc.
This Proxy Statement and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2019 are available at https://www.astproxyportal.com/ast/23147/.
What am I being asked to vote on?
You are being asked to vote on the following proposals:
(1)
Proposal 1 (Election of Directors):   The election of seven members to Broadmark’s Board of Directors, each to serve for a one-year term expiring at our 2021 Annual Meeting of Stockholders, and with each elected director holding office until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

(2)
Proposal 2 (Ratification of Moss Adams LLP):   The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

(3)
To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
(1)
Proposal 1 (Election of Directors):   “FOR” each of the Board nominees for election as directors; and

(2)
Proposal 2 (Ratification of Moss Adams LLP):   “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock at the close of business on April 15, 2020, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and vote at the Annual Meeting. Our common stock constitutes the only class of securities entitled to vote at the Annual Meeting.
What are the voting rights of stockholders?
Each share of our common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.

How can I attend the virtual Annual Meeting?
In light of the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments have and may impose regarding the coronavirus (COVID-19) outbreak, this year’s Annual Meeting will be conducted virtually. This does not represent a change in our stockholder engagement philosophy, and we intend to return to an in-person meeting next year consistent with the past practice of the predecessor Broadmark lending companies.
You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting: https://web.lumiagm.com/288367709.
Such questions must be confined to matters properly before the Annual Meeting and of general Company concern. To participate virtually at the Annual Meeting, you will need the 11-digit voter control number included in your proxy materials or on your proxy card and the password for the Annual Meeting, which is BRMK2020. We encourage you to allow ample time for online check-in, which will begin at 9:00 a.m. Pacific Time. Please note that there is no in-person meeting for you to attend.
The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 9:00 a.m. Pacific Time, and you should allow ample time to log in to the live webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission virtually to the Annual Meeting in advance.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares through a broker, bank or other agent rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•
Stockholder of record.   If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record of those shares and the proxy materials are being sent directly to you by us.

•
Beneficial owner of shares held in street name.   If your shares are held in an account with a broker, bank or other agent, you are considered the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other agent, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote your shares and are also invited to attend the Annual Meeting virtually. If you hold your shares in street name, please ensure that your shares are voted at the Annual Meeting by timely submitting voting instructions to your broker according to the instructions provided by your broker. See “— How do I vote?” below.

What will constitute a quorum at the Annual Meeting?
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our shares of common stock outstanding on the Record Date (April 15, 2020) will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 132,111,329 shares of our common stock outstanding.
If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.
What are broker non-votes?
Broker non-votes occur when brokers, banks and other agents holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners. If that happens, brokers, banks and other agents may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the

“NYSE”), the exchange on which shares of our common stock are listed. On non-routine matters, brokers, banks and other agents cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”
Proposal 2 (Ratification of Moss Adams LLP) is the only proposal that is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker, bank or other agent, the broker, bank or other agent is permitted to vote your shares on the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, even if the broker, bank or other agent does not receive voting instructions from you.
Under NYSE rules, Proposal 1 (Election of Directors) is considered to be non-routine. Consequently, if you do not give your broker, bank or other agent instructions, your broker, bank or other agent will not be able to vote on this proposal, and broker non-votes may exist with respect to the election of directors.
How many votes are needed for each proposal to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
(1)
Proposal 1 (Election of Directors):   The affirmative vote of a majority of the total votes cast for and against a nominee for director is necessary for election as a director In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall offer to resign from the Board in accordance with the Company’s Corporate Governance Guidelines. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

(2)
Proposal 2 (Ratification of Moss Adams LLP):   The affirmative vote of a majority of the votes cast is required to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, which is considered a routine matter under NYSE rules, and therefore we do not expect any broker non-votes. For purposes of the vote on the ratification of Moss Adams LLP as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Will any other matters be voted on?
As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If other matters properly come before the meeting, the persons identified in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in accordance with their best judgment.
How do I vote?
If you are a registered stockholder, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 p.m. Eastern Time on June 15, 2020. The designated proxy will vote according to your instructions.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To virtually vote in person at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to virtually attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to virtually attend the Annual Meeting, you must submit a copy of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company, LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 8, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials and an 11-digit voter control number will be assigned to you. You may virtually attend the Annual Meeting and vote your shares at https://web.lumiagm.com/288367709 during the meeting using your 11-digit voter control number and the password for the Annual Meeting, which is BRMK2020. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “— What are the Board’s voting recommendations?” and in accordance with the best judgement of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.
May I revoke and change my vote after I return my proxy card?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may provide different voting instructions to a proxy on a later date through the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by virtually attending the Annual Meeting and voting during the meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you virtually vote in person at the Annual Meeting. You may also specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to the Company at 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary.
Who pays the costs of soliciting proxies?
We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. In addition to the mailing of these proxy materials, solicitation may be made by directors, officers and employees of the Company through electronic, telephone or personal solicitation, which will be made without additional compensation, or by our investor relations firm, ICR Inc. We have retained D. F. King & Co., Inc. to aid in the solicitation of stockholders for a fee of approximately $8,500. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.
Implications of being an “emerging growth company”
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.
Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:
•
December 31, 2023;

•
the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion;

•
when we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter; and

•
the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

If we maintain a market capitalization in excess of $700 million for shares of our common stock held by nonaffiliates at June 30, 2020, we would cease to qualify as an emerging growth company effective December 31, 2020. Loss of emerging growth company status will result in the Company losing its reporting exemptions noted above.
You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1:   ELECTION OF DIRECTORS
The Board is currently comprised of seven directors, all of whom have terms expiring at the Annual Meeting. The nominees, all of whom are currently serving as directors of the Company, have been recommended by the Board for re-election to serve as directors for one-year terms until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. With the exception of Stephen G. Haggerty, each of our directors joined the Board following the completion of the business combination (the “Business Combination”) on November 14, 2019 pursuant to an Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among us, certain of our affiliates, Trinity Merger Corp. (“Trinity”), PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company,” and the Predecessor Management Companies, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”).
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.
Name	Age(1)	Title	Director Since
Joseph L. Schocken	73	Chairman and Director	2019
Jeffrey B. Pyatt	60	President and Chief Executive Officer and Director	2019
Stephen G. Haggerty	52	Director	2019
Daniel J. Hirsch	46	Director	2019
Kevin M. Luebbers	53	Director	2019
Norma J. Lawrence	65	Director	2019
David A. Karp	60	Director	2019

(1)
Age as of April 15, 2020.

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors.
Joseph L. Schocken has served as our Chairman of our Board since the consummation of the Business Combination. Prior to the Business Combination, Mr. Schocken served as Chief Executive Officer of the Predecessor Company Group from the time he founded the Predecessor Company Group in 1987 through the consummation of the Business Combination. He also serves as President of Tranceka Capital, LLC (formerly Broadmark Capital, LLC). In 2010, Mr. Schocken was a co-founder of MgCo I. In addition, Mr. Schocken served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly through an entity, as a member of the board of managers of each of the Predecessor Management Companies from their inception, through in each case, the date of consummation of the Business Combination. Mr. Schocken has guided Tranceka Capital, LLC’s corporate finance practice through private equity transactions and now leads the merchant banking and family office activities, where he oversees the handling of a portfolio of private and public company holdings. Prior to forming Tranceka Capital, LLC and MgCo I, Mr. Schocken helped form Broadmark Asset Management Company. He has previously advised and assisted in the development of capital formation strategy for multiple public and private companies. Mr. Schocken is interested in national economic policy, has served as an appointee of President Obama to the National Advisory Council on Innovation and Entrepreneurship, has written several white papers and articles on capital formation which have led to testimony before committees at both the U.S. House and Senate, and is recognized as one of the driving forces behind the 2011 JOBS Act. He serves on the AIPAC National Council, DNC National Finance Committee, and the Seattle Affordable Middle Income Housing Council. Mr. Schocken received a Bachelor of Arts from the University of Washington and an M.B.A. from the Harvard Business School.

Mr. Schocken was selected to serve as a director because of his knowledge regarding the private lending business and prior experience managing the Predecessor Company Group from its inception.
Jeffrey B. Pyatt has served as our President and Chief Executive Officer and a director since the consummation of the Business Combination. Prior to that, he served as President of MgCo I from the time that he co-founded it in 2010 and served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly, as a member of the board of managers of each of the Predecessor Management Companies from their inception, in each case through the consummation of the Business Combination. Prior to founding MgCo I, Mr. Pyatt co-founded and managed a private lending fund, Private Lenders Group, from 2004 to 2009. Mr. Pyatt has served on the boards for three different Boys and Girls Clubs as well as numerous other non-profits. Mr. Pyatt received a Bachelor of Science in accounting from the University of Denver and a master’s degree in taxation from the University of Denver College of Law.
Mr. Pyatt was selected to serve as a director because of his knowledge regarding the private lending business and experience managing the Predecessor Company Group from its inception and prior experience in private lending.
Stephen G. Haggerty has served as a director since our formation. Mr. Haggerty has served as a Managing Partner of Trinity Real Estate Investments LLC (“Trinity Investments”) since May 18, 2018. Mr. Haggerty oversees corporate strategy, leadership and capital markets execution of Trinity Investments. Before Trinity Investments, Mr. Haggerty was the Global Head of Capital Strategy, Franchising and Select Service at Hyatt Hotels Corporation from 2014 to 2018. In that role, Mr. Haggerty was responsible for implementing Hyatt’s overall capital and franchising strategy and overseeing the Select Service business. Prior to assuming that position, Mr. Haggerty was the Executive Vice President, Global Head of Real Estate and Capital Strategy from 2012 to 2014. In that role, Mr. Haggerty was responsible for implementing Hyatt’s capital strategy, managing Hyatt’s hotel asset base and providing support to the teams of Development professionals around the world. Before joining Hyatt Hotels Corporation, Mr. Haggerty spent 13 years serving in several positions of increasing responsibility with Marriott International, Inc., including finance, asset management and development roles in various locations around the world, including Hong Kong and London. Mr. Haggerty was also a board member of Playa Hotels & Resorts from 2012 to 2018, during which Playa Hotel & Resorts became a public company. Mr. Haggerty received a Bachelor of Science from Cornell University.
Mr. Haggerty was selected to serve as a director because of his significant experience in corporate real estate transactions, financial underwriting and prior public company experience as an executive.
Daniel J. Hirsch has served as our director since the consummation of the Business Combination. Mr. Hirsch served as a consultant to Trinity Investments from January 2019 through November 17, 2019. In addition, Mr. Hirsch is a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he has served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), from January 2017 to March 31, 2020. Previously, from 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. During his tenure as a director at Playa Hotels & Resorts N.V., Mr. Hirsch served as the chair of the Compensation Committee and a member of the Nominating and Governance Committee. In addition, Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC) since 2018 and is currently a member of the Compensation Committee and Nominating and Governance Committee. Mr. Hirsch has extensive knowledge of the capital markets and the real estate sector, drawn from several senior positions he held at Farallon between 2003 and 2016, including Managing Member of the Real Estate Group, Managing Director and Legal Counsel. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr. Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.
Mr. Hirsch was selected to serve as a director because of his extensive knowledge of capital markets and the real estate sector gained through leadership experience in the real estate group of a prominent private equity firm and his prior experience as a public company director, including knowledge of executive compensation through service on the compensation committee of several public companies.

David A. Karp has served as a director since the consummation of the Business Combination. Mr. Karp is a 36-year veteran in real estate investment finance and management. He was most recently Executive Vice President and Chief Financial Officer of Empire State Realty Trust, Inc. (NYSE: ESRT), a real estate investment trust that owns and operates office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. Mr. Karp joined ESRT’s predecessor in 2011 and was responsible for finance, capital markets, accounting, and investor relations. Prior to that, Mr. Karp served as Managing Director and Chief Financial Officer of Forum Partners Investment Management LLC from 2006 to 2011 and Chief Operating Officer from 2009 to 2011, where he was responsible for both firm-level and fund-level financial management and strategy. From 1996 to 2005, Mr. Karp served as President, Chief Operating Officer and Chief Financial Officer of Falcon Financial Investment Trust, which he co-founded. Mr. Karp has an MBA in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.A., summa cum laude, in Economics from the University of California at Berkeley.
Mr. Karp was selected to serve as a director because of his extensive experience in real estate investment finance and prior executive experience, including overseeing financial reporting at a REIT.
Norma J. Lawrence has served as a director since the consummation of the Business Combination. Ms. Lawrence currently serves on the board of directors of Marcus & Millichap Inc. (NYSE: MMI), a brokerage company providing real estate investment brokerage, financing and advisory services. Previously, Ms. Lawrence was a Partner at KPMG, LLP, where she was employed from 1979 to 2012 and provided extensive accounting and auditing services to companies in the real estate and hospitality industries. Ms. Lawrence is currently a member of WomenCorporateDirectors and was a member of the National Association of Real Estate Investment Trusts, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries, the California Society of Certified Public Accountants, and the American Institute of Certified Public Accountants. She also was a member of the Organization of Women Executives, the Valley Development Forum, and the Los Angeles Chapter of Construction Financial Management Association. Ms. Lawrence received a B.A. in mathematics and an M.B.A. in finance and accounting from the University of California, Los Angeles.
Ms. Lawrence was selected to serve as a director because of her extensive accounting and auditing experience, particularly for companies in the real estate industry.
Kevin M. Luebbers has served as a director of the Company since the consummation of the Business Combination. Mr. Luebbers served as a consultant to Trinity from May 2019 through October 2019, and for Trinity Investments from October 2019 through November 17, 2019. Mr. Luebbers co-founded and has served as managing partner of VIC Partners, LLC, an investment partnership focused on acquiring and repositioning hotel properties, since 2004. Prior to that, he was executive vice president and chief financial officer at RFS Hotel Investors, Inc., a publicly traded real estate investment trust from 2000 to 2003, where he was responsible for the company’s capital markets and treasury functions. Prior to that, Mr. Luebbers served as senior vice president of planning and investment analysis at Hilton Hotels Corporation from 1996 to 2000. Mr. Luebbers was a board member and audit committee chairman of Ambassadors International, Inc., a publicly traded cruise, marina and travel and event company, from 2005 to 2008. Mr. Luebbers received a B.S. from Cornell University and an M.B.A. from the University of California at Berkeley.
Mr. Luebbers was selected to serve as a director because of his experience as an executive at a public company in the real estate industry, which included responsibility for financial reporting, as well as his prior experience as a public company director, including prior audit committee experience.
Vote Required and Recommendation
The affirmative vote of a majority of the total votes cast for and against each nominee for director at the meeting is necessary for the election of such nominee as a director. For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting — How many votes are needed for the proposals to pass?” for additional information regarding the required vote for this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Company maintains a commitment to high corporate governance standards. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interest of stockholders. The bullets below highlight areas of our governance practices, which should be read in conjunction with the information set forth in this Proxy Statement and in our Corporate Governance Guidelines available through our website at www.broadmark.com:
•
Annual Election of Directors.   Our Board consists of a single class of directors who stand for election each year.

•
Opt-out of Maryland Law Allowing Staggering the Board without Stockholder Approval.   We have opted out of the provisions of the Maryland Unsolicited Takeovers Act that otherwise would permit the Board, without stockholder approval, to divide the Board into three classes serving staggered three-year terms. The Company may only opt back into such provisions with the affirmative vote of a majority of votes cast by stockholders.

•
No Poison Pill.   We do not have a “poison pill” stockholder rights plan in effect.

•
Chairman and Chief Executive Officer Roles Separate.   Our Chief Executive Officer does not serve as Chairman of the Board, and we have designated a lead independent director.

•
Directors Elected by Majority of Votes Cast in Uncontested Elections.   Our bylaws require the affirmative vote of a majority of the total votes cast for and against a nominee for director in an uncontested election of directors. In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall offer to resign from the Board in accordance with the Company’s Corporate Governance Guidelines.

•
Stockholder-Requested Special Meetings.   Our stockholders have the ability to call a special meeting of stockholders in accordance with the process set forth in our bylaws.

•
Stock Ownership Guidelines.   We have stock ownership guidelines applicable to our non-management directors.

•
Policy on Hedging and Margin.   Our directors, officers and employees are prohibited from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales or utilizing a margin account with respect to buying or selling our securities.

•
Executive Sessions of our Board.   The independent directors of the Board hold regular executive sessions without management directors.

Independence of Directors
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, a compensation committee and a nominating/corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of a company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). After reviewing all relevant relationships and considering the NYSE requirements for independence, the Board determined that each Messrs. Haggerty, Hirsch, Luebbers and Karp, and Ms. Lawrence are independent under the NYSE listing standards.
Board Committees
Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our Company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:
Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph L. Schocken
Jeffrey B. Pyatt
Daniel J. Hirsch		X	X (chair)
David A. Karp*	X		X
Kevin M. Luebbers*	X (chair)		X
Norma J. Lawrence*	X	X
Stephen G. Haggerty		X (chair)

*
Audit committee financial expert.

Audit Committee
The Audit Committee is comprised of Messrs. Luebbers and Karp, and Ms. Lawrence, with Mr. Luebbers serving as chairman. Each of the Audit Committee members qualifies as an “audit committee financial expert” as that term is defined by in Item 407(d)(5) of Regulation S-K. From the consummation of the Business Combination through December 31, 2019, the Audit Committee met twice.
The Board adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight responsibilities related to:
•
our accounting and financial reporting processes including audits of our financial statements and the integrity of our financial statements;

•
our systems of internal accounting and financial controls;

•
the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•
the qualifications and independence of the Company’s independent registered public accounting firm; and

•
the Company’s compliance with legal and regulatory requirements.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the proposed audit, and the coordination of such audit plans, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, and considering the range of audit and non-audit fees.
Compensation Committee
The Compensation Committee is comprised of Messrs. Haggerty and Hirsch, and Ms. Lawrence, with Mr. Haggerty serving as chairman. From the consummation of the Business Combination through December 31, 2019, the Compensation Committee met once.
The Board adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and recommending to the independent directors of the Board for approval the remuneration of our Chief Executive Officer based on such evaluation;

•
overseeing the evaluation of the Company’s other executive officers and reviewing and recommending to the Board for approval the compensation of our other executive officers;

•
reviewing and recommending to the Board for approval the design of incentive compensation plans and equity based plans and amendments to any existing plans;

•
administering our incentive compensation plans and equity-based plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements; and

•
evaluating and recommending to the Board changes, if appropriate, in the compensation for directors.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or other executive officer compensation and to approve such consultant’s fees and other retention terms. Following the Business Combination, the Compensation Committee engaged FPL Associates L.P. to advise the Compensation Committee on the overall structure and design of the compensation program for the Company’s non-employee directors. An affiliate of FPL provided recruitment services to the Company during 2019 for aggregate fees of $368,000. In 2020, the Compensation Committee engaged Aethos Consulting Group to advise the Compensation Committee on executive compensation, including the establishment of an appropriate peer group to be used for compensation benchmarking and data collection metrics. Aethos does not provide any other services to the Company or its affiliates.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Messrs. Hirsch, Karp and Luebbers, with Mr. Hirsch serving as chairman. From inception through December 31, 2019, the Nominating and Corporate Governance Committee met once.
We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:
•
developing and recommending to the Board for approval qualification standards and other criteria for selecting new members of the Board;

•
identifying, evaluating and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines and monitoring compliance with such guidelines;

•
reviewing the composition of the Board and its committees, to assess whether the Board’s composition is consistent with criteria established by the Board, and recommending, as appropriate, changes in number, function or membership including to align with NYSE and regulatory requirements;

•
recommending to the Board nominees for each committee of the Board; and

•
developing and overseeing the annual performance evaluations of the Board and its committees and management.

Board and Committee Meetings
During the fiscal year ended December 31, 2019, following the completion of the Business Combination, the Board met one time. Each director attended over 75% of Board and applicable committee meetings on which he or she served.
Board Leadership Structure
Currently, our Board has a separate Chairman and Chief Executive Officer. Mr. Schocken serves as our Chairman and Mr. Pyatt as our Chief Executive Officer. Given the recent completion of the Business Combination, and our relatively new status as a public company, we believe that having Messrs. Schocken and Pyatt in these separate roles is beneficial to us. The experience and knowledge gained by Messrs. Schocken and Pyatt in previously managing the Predecessor Company Group’s business allows them to contribute to the Company in their different capacities. By solely serving in his role as our Chief Executive Officer, Mr. Pyatt is able to focus on the management and operation of the Company’s business, including responsibilities of being a public company, without the additional responsibilities of also serving as Chairman.
Our Corporate Governance Guidelines provide that whenever the Chairman of the Board does not qualify as an independent director, the independent directors may elect from among themselves a lead independent director of the Board. Accordingly, in 2019, the independent directors appointed David A. Karp to serve as lead independent director. Our Corporate Governance Guidelines provide that the responsibilities of the lead independent director include, among others:
•
presiding at meetings of the Board at which the Chairman is not present, including separate sessions of the non-management directors;

•
serving as liaison between the Chairman and the independent directors;

•
being available for consultation and communication with major stockholders upon request; and

•
performing such other responsibilities as the independent directors may determine from time to time.

Executive Sessions of Non-Management Directors
Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management director participation regularly. The Chairman of the Board, or the lead independent director, presides at these sessions.
Director Selection Process
The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of nominees for election as directors. In assessing candidates for election to the Board, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including, among others, the business or other relevant experience, skills and knowledge that the candidate may have, the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the candidate, and other factors relative to the overall composition of the Board. In addition, the Nominating and Corporate Governance Committee considers whether a potential candidate for director has the ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves. The Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the Board and the needs of our business. Accordingly, the Board, through the Nominating and Corporate Governance Committee, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that the Board will be periodically “renewed” as certain directors rotate off and new directors are recruited. The Board’s commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience.
Applying the criteria described above, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends the nominees for directorship to the Board. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board then approves the nominees for directorship for stockholders to consider and vote upon at the annual meeting of stockholders.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described above, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines.
Prohibition on Hedging
Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities or trading in exchange-traded options or other derivative securities with respect to our securities.
Communications with the Board
Stockholders and other interested parties may communicate with the Board by sending written correspondence to Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary. The Corporate Secretary will open the correspondence for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.
Annual Meeting Attendance
Directors are encouraged to make reasonable efforts to attend the annual meeting of stockholders. The Company was formed in 2019 and did not hold an annual meeting of stockholders during the fiscal year ended December 31, 2019.
Outside Director Compensation
Director Compensation Table
The following table provides information regarding the compensation of our outside directors for the fiscal year ended December 31, 2019, other than Mr. Schocken. Mr. Schocken is compensated pursuant to a consulting agreement for his service as our Non-executive Chairman and does not receive separate compensation for service as a director. For a description of the compensation paid to Mr. Schocken, please refer to “Executive Officer Compensation.” We refer to directors who neither are employees of the Company or its subsidiaries nor have a consulting agreement with the Company or its subsidiaries as “outside directors.”
Name	Fees Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Stephen G. Haggerty	22,500	—	—	22,500
Daniel J. Hirsch	22,500	—	—	22,500
Kevin M. Luebbers	25,000	—	—	25,000
Norma J. Lawrence	22,500	—	—	22,500
David A. Karp	28,750	—	—	28,750

(1)
Does not include Restricted Stock Units granted in February 2020 partially in respect of service since inception.

General Outside Director Compensation Policy
Pursuant to our outside director policy, each outside director will receive an annual retainer of $165,000, consisting of a $75,000 annual cash retainer paid in quarterly installments, and a restricted stock unit (“RSU”) grant with a fair market value of $90,000. The RSU awards will be granted on the date of our annual meeting of stockholders and will vest on the one year anniversary of the date of grant based on the director’s continued service through such date. Each RSU represents the right to receive one share of common stock upon vesting.
We also pay additional annual cash compensation to our lead independent director, chairpersons of our Audit, Compensation and Nominating and Corporate Governance Committees, as well as other members of such committees, as set forth below. Such payments are also paid in quarterly installments.
Lead Independent Director and Committee Chairs
•
Lead independent director: $25,000.

•
Chair of the Audit Committee: $20,000.

•
Chair of the Compensation Committee: $15,000.

•
Chair of the Nominating and Corporate Governance Committee: $10,000.

Other Committee Members
•
Audit Committee: $10,000.

•
Compensation Committee: $5,000.

•
Nominating and Corporate Governance Committee: $5,000.

As a result of all of our outside directors joining our Board on November 14, 2019, following the completion of the Business Combination (other than Mr. Haggerty, who was a director of the Company prior to the Business Combination), directors only received a quarter of the cash retainer that they would otherwise receive for a full year of service on our Board and committees. Additionally, each outside director received an initial award of 8,613 RSUs. The RSUs were awarded in February 2020. The number of RSUs was determined based upon the value of the annual award of RSUs ($90,000) divided by the reference price used in the Business Combination (approximately $10.45 per share of common stock). This initial award will vest based on the director’s continued service through November 14, 2020 (the first anniversary of the Business Combination).
Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Ethics and Business Conduct, on our website at www.broadmark.com, and these documents are available in print to any stockholder who sends a written request to such effect to Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary. Any changes to these documents, and any waivers granted by us with respect to our Code of Ethics and Business Conduct, will be posted on our website. Information on or accessible from our website is not and should not be considered a part of this Proxy Statement.

PROPOSAL 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board, which is composed entirely of independent directors, has appointed Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Moss Adams LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm. For purposes of the vote on this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Moss Adams LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Moss Adams LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS
Audit Committee Report
The Audit Committee consists of the three directors whose names appear below. The Audit Committee is composed exclusively of directors who are independent under the NYSE listing standards and the SEC rules.
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2019 and met with management, as well as with representatives of Moss Adams LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Moss Adams LLP the matters required to be discussed by the applicable Public Company Accounting Oversight Board and SEC requirements.
In addition, the Audit Committee received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Moss Adams LLP its independence.
Based on these discussions, the financial statement review, and other matters deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for 2019.
Respectfully submitted,
The Audit Committee of the Board of Directors
Kevin M. Luebbers (Chairman)
David A. Karp
Norma J. Lawrence
Audit Fees
Moss Adams LLP billed $646,306 in Audit Fees for services performed for the fiscal year ended December 31, 2019. Audit Fees include fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly report on Form 10-Q, services provided in connection with registration statements and other professional services provided in connection with regulatory filings. Audit Fees for 2019 included fees relating to other professional services provided in connection with the registration statement on Form S-4 and Form S-11.
There were no other fees billed by Moss Adams LLP for services rendered to the Company, other than the services described above, for the year ended December 31, 2019.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit and non-audit services to the Company. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence.
Pursuant to the Pre-Approval Policy, the Audit Committee may delegate authority to one or more of its members to pre-approve engagements for the performance of audit and non-audit services. Any member of the Audit Committee who pre-approves audit or non-audit services pursuant to a delegation of authority must report such pre-approval decisions to the Audit Committee at its next scheduled meeting. Following the completion of the Business Combination through the remainder of the year ended December 31, 2019, the services provided by Moss Adams LLP were pre-approved by the Audit Committee.

Changes in Principal Auditor
Our consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 have been audited by Moss Adams LLP.
On November 14, 2019, the board of directors of Trinity terminated the engagement of Ernst & Young LLP as Trinity’s independent registered accounting firm. Ernst & Young LLP’s reports on the financial statements of Trinity at December 31, 2018, and for the period from January 24, 2018 (inception) through December 31, 2018, and in the subsequent interim period through date of dismissal did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period described above, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on Trinity’s financial statements for such period. Upon consummation of the Business Combination, Ernst & Young LLP ceased to be the independent registered public accounting firm for the Company and the Company subsequently retained Moss Adams LLP as its independent registered public accounting firm.
CohnReznick LLP (“CohnReznick”) previously audited the financial statements of the PBRELF, BRELF II and BRELF III as of and for the year ended December 31, 2018. In connection with the Business Combination, on or about April 19, 2019 each of PBRELF, BRELF II, and BRELF III dismissed CohnReznick as its principal accountant and each of the Predecessor Companies engaged Moss Adams LLP as its independent registered public accounting firm. CohnReznick’s reports on the financial statements of each of PBRELF and BRELF II as of and for the years ended December 31, 2017 and 2018 and of BRELF III as of and for the year ended December 31, 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period described above, there were no disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to satisfaction of such firm, would have caused such firm to make reference to the subject matter of the disagreement in connection with its reports on audited financial statements for such period.
On April 19, 2019, the Predecessor Companies engaged Moss Adams LLP as the independent registered public accounting firm for each of the Predecessor Companies. The termination of CohnReznick by PBRELF, BRELF II and BRELF III, and the engagement of Moss Adams LLP by each of the Predecessor Companies was approved by the managers of the Predecessor Management Companies.
Except as set forth below, and in the financial statements audited by Moss Adams LLP related to the following entities included in the Company’s Form S-11 Registration Statement, File No. 333-235402 (the “S-11”), there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. During the audits of the financial statements of PBRELF, BRELF II, BRELF III, BRELF IV, MgCo I, MgCo II, MgCo III, and MgCo IV included in the S-11, Moss Adams LLP noted deficiencies within the financial closing and reporting process due to lack of segregation of duties, including access controls of information technology over sensitive and critical financial information, lack of review procedures over financial information and inadequate documentation of policies and procedures over the identification of technical accounting matters, and related documentation addressing accounting matters. With respect to the audits of PBRELF, BRELF II, BRELF III, and BRELF IV, the lack of controls contributed to certain proposed audit adjustments related to deferred fees and missing or incomplete disclosures related to equity structure/share counts, credit quality disclosures and cash flow statements in the footnotes to the financial statements. As such, Moss Adams LLP identified material weaknesses in the internal control over financial close reporting process. With respect to MgCo I, MgCo II, MgCo III, and MgCo IV, the lack of controls contributed to the inability to record certain material adjustments to the financial statements related to cash and related party reclassifications, compensation expense and completeness and accuracy and/or missing or incomplete disclosures related to certain statements related to equity structure/share count. As such, Moss Adams LLP has identified material weaknesses in the internal control over financial close reporting process in its audits of the Predecessor Companies. The Company determined that the material weakness identified in the prior year remain as of December 31, 2019. Our remediation plan is described in Item 9A of our Form 10-K Annual Report for the year ended December 31, 2019.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers. Executive officers are elected annually by the Board and serve at the Board’s discretion.
Name	Age(1)	Title
Jeffrey B. Pyatt	60	President and Chief Executive Officer
David Schneider	38	Chief Financial Officer and Treasurer
Linda D. Koa	44	Chief Operating Officer and Secretary
Daniel Hirsty	29	Chief Credit Officer and Assistant Secretary

(1)
Age as of April 15, 2020.

Set forth below is a description of the background of our executive officers, other than the background of Mr. Pyatt, whose background is described above under “Proposals to be Voted On — Proposal 1: Election of Directors — Nominees for Election for a One-Year Term Expiring at the 2021 Annual Meeting.”
David Schneider has served as our Chief Financial Officer since December 2019. Mr. Schneider previously served as Chief Accounting Officer of New Residential Investment Corp. (NYSE: NRZ), a mortgage real estate investment trust, and as a Managing Director of its external manager, since May 2018, and prior to that, served as Senior Vice President and Comptroller for New Residential Investment Corp. since May 2014. Previously, Mr. Schneider served in various other senior financial and regulatory reporting roles, including as Vice President of Corporate Accounting Policy at JPMorgan Chase, Director of Global Accounting Policy and Advisory at American Express, and Assistant Vice President of Internal Audit at Credit Suisse. Mr. Schneider is a licensed certified public accountant in New York, and a member of the New York State Society of Certified Public Accountants. He is a graduate of Fordham University with a Bachelor of Science in Accounting.
Linda D. Koa has served as our Chief Operating Officer since March 2020. Ms. Koa previously served as Vice President, Operations of the Company beginning on November 14, 2019. Prior to that, she served as Vice President of Operations and Client Services for Tranceka Capital, LLC since 2017. Prior to that, Ms. Koa was Co-Head of West Coast Operations and Client Services at Envestnet/Tamarac, a financial software firm from 2015 to 2017. She previously held various roles, including as a Senior Manager with Charles Schwab from 2010 to 2012 and Vice President with Merrill Lynch from 2007 to 2009. Prior to that, she held various roles with Prudential Financial. Ms. Koa received a B.A. in Political Science and an M.B.A. from the University of Washington.
Daniel Hirsty has served as our Chief Credit Officer since March 2020. Mr. Hirsty previously served as Vice President of Credit of the Company beginning on November 14, 2019. Prior to that, he served as Asset Manager for MgCo I from 2018 to 2019 and as Associate for Tranceka Capital, LLC from 2017 to 2018. Prior to that, Mr. Hirsty served as Financial Analyst for BHP Billiton, a multinational mining, metals and petroleum public company, from 2014 to 2017. Mr. Hirsty received a B.A. in Political Science from the University of Washington and an M.A. in Professional Accounting from The University of Texas at Austin.
EXECUTIVE OFFICER COMPENSATION
Our executive compensation program is designed to align the interests of our executive officers with those of our shareholders, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.
Predecessor Group Compensation
During 2019, prior to completion of the Business Combination on November 14, 2019 (the “Pre-Combination Period”), Jeffrey B. Pyatt, Joseph L. Schocken, Adam Fountain and Joanne Van Sickle, the executive officers of the Predecessor Company Group, generally were compensated for their services to the Predecessor Management Companies through distributions by such entities. The distributions were paid pro-rata based upon the executive officers’ beneficial ownership of equity in the different Predecessor

Management Companies. In addition to the distributions, during the Pre-Combination Period, certain executive officers received health and welfare benefits, the cost of which was offset against distributions that such executive officers otherwise would have received from the Predecessor Management Companies. Additionally, Ms. Van Sickle received an hourly fee for her service as Controller of each of the Predecessor Management Companies in the aggregate amount of $ 144,558 for 2019.
Compensation Following the Business Combination
Employment Agreements and Equity Compensation
General.   In connection with the entry into the Merger Agreement to effect the Business Combination, each of Messrs. Pyatt, Fountain and Ms. Van Sickle entered into employment agreements with us, and Mr. Schocken entered into a consulting agreement, in each case with such agreements to be effective following the completion of the Business Combination. Additionally, each of Messrs. Pyatt, Fountain and Schocken agreed to the terms of an equity award, which awards were to be made following completion of the Business Combination and were contingent upon the approval of our Compensation Committee. In connection with the completion of the Business Combination, we entered into an employment agreement with David Schneider pursuant to which he became our Chief Financial Officer. Mr. Schneider’s employment agreement provided for an initial equity award to be made to him.
The employment agreements with Messrs. Pyatt, Fountain and Ms. Van Sickle became effective November 14, 2019, which was the date of completion of the Business Combination. Mr. Schneider’s employment agreement also became effective as of the date of completion of the Business Combination, although his employment did not begin until December 9, 2019, as provided in the agreement. The employment agreements generally provide for an initial three-year term of employment, which will automatically renew for one-year terms thereafter unless either party gives written notice of non-extension to the other party.
Salary and Bonus.   The employment agreements provide for an annual base salary, a potential bonus and certain benefits. The employment agreements include a target annual bonus amount for each officer, which is equivalent to a percentage of each executive officer’s annual base salary, with the exception of Mr. Schneider, whose employment agreement provides for a $250,000 target bonus, which target amount shall be subject to the annual review and increase (but not decrease) by the Board. Our Compensation Committee has engaged a compensation consultant to assist it in developing appropriate performance targets for our executives.
Equity Awards.   Mr. Pyatt and Mr. Fountain agreed to the terms of an award of RSUs at the time we entered into the Merger Agreement. The issuance of the RSUs was contingent upon completion of the Business Combination and approval of the award by our Compensation Committee.
Mr. Pyatt’s award vests with respect to one-third of the RSUs upon the first anniversary of the completion of the Business Combination, and the remaining two-thirds of the RSUs will vest in equal monthly installments over the 24-month period ending on November 14, 2022, such that the RSUs will be fully vested on November 14, 2022. Mr. Fountain’s contemplated award was not granted as a result of his resignation as an employee from the Company.
Pursuant to his employment agreement, Mr. Schneider received an award of RSUs for 48,000 shares, determined by dividing $600,000 by the closing price of our common stock on the grant date. Mr. Schneider’s award vests in one-third increments on each of the first three anniversaries of December 9, 2019.
The awards to each of Mr. Pyatt and Mr. Schneider were issued on February 3, 2020 upon formal approval by the Compensation Committee and Board following the registration of the underlying shares under the Securities Act of 1933, as amended. Since Mr. Pyatt’s award was issued substantially in accordance with terms agreed upon in 2019, the award was deemed granted in 2019 for financial reporting purposes and reflected in the Summary Compensation Table, although the RSUs were formally approved and issued in 2020. In contrast, because the number of shares to be subject to Mr. Schneider’s RSU award was not determined until the date of grant, as such number was contingent upon the closing trading price of our shares of common stock on the grant date, his RSU is deemed granted in 2020 for financial reporting purposes, and will be reflected in the Summary Compensation Table next year for 2020 compensation.

The table below sets forth the annual salary and target amount of bonus for each of Messrs. Pyatt, Schneider, Fountain and Ms. Van Sickle’s employment agreements, as well as the initial equity award for such executive officers.
Name	Annual Base Salary ($)	Target Bonus	Shares subject to initial RSU Award
Jeffrey B. Pyatt	400,000	62.5% of Annual Salary	95,694
David N. Schneider	350,000	$250,000	48,000
Adam J. Fountain (resigned)	400,000	62.5% of Annual Salary	—(1)
Joanne Van Sickle (resigned)	150,000	166.66% of Annual Salary	—

(1)
Mr. Fountain’s RSU award was not granted due to his resignation.

Benefits.   Pursuant to their respective employment agreements, Messrs. Pyatt and Schneider are eligible to participate, and Mr. Fountain and Ms. Van Sickle were eligible until the effective date of their resignation, to participate in health care, insurance, retirement and other employee benefit plans as are generally made available by the Company to its employees. Additionally, we provide parking at our office for our executive officers.
Mr. Schneider’s employment agreement provides him with certain additional temporary benefits that were intended to incentivize him to relocate to Seattle, Washington and join the Company. These benefits include (i) temporary housing for up to six months following the effective date of his employment, (ii) payment of certain travel costs to Mr. Schneider’s former home until his family relocates to Seattle, and (iii) reimbursement for reasonable relocation costs, provided that the costs in items (i), (ii) and (iii) do not exceed $50,000 in the aggregate. In the event that Mr. Schneider resigns other than for good reason, or his employment is terminated for cause (as such terms are defined in his employment agreement) within one year of his start date, then he shall be obligated to repay a pro rata portion of such expenses.
Termination.   Under the employment agreements, in the event that any such executive officer is terminated without cause, or resigns for good reason (in each case as defined in the employment agreements), then such executive officer shall be entitled to, among other benefits, salary continuation for 24 months (12 months for Mr. Schneider), and a payment in the amount equal to the premium for COBRA benefits under the Company’s group health plan for 24 months (12 months for Mr. Schneider), which the executive officer may, at his or her option, use to procure continuing benefits. Additionally, in the event of the executive officer’s termination of employment as a result of his or her death or disability (as defined in the employment agreements), then the Company shall make payments in the amount equal to the premium for COBRA benefits under the Company’s group health plan for 12 months, which the executive officer or his or her estate (as applicable) may use to procure continuing benefits.
Schocken Consulting Agreement and Equity Award
Mr. Schocken entered into a consulting agreement with us that became effective November 14, 2019, pursuant to which he serves as our Non-Executive Chairman. He will serve in such capacity until either the Company or Mr. Schocken gives written notice of his termination as Non-Executive Chairman, provided that neither party may give notice of termination without cause prior to November 14, 2020, which is the one year anniversary of the date of completion of the Business Combination. As consideration for Mr. Schocken serving as the Non-Executive Chairman, he will be paid an aggregate of $650,000 over the two-year period from November 14, 2019 until November 14, 2021, which amount (i) is inclusive of any other fees that the Company may pay to its other non-employee directors, and (ii) is payable over the same two-year period whether Mr. Schocken serves the full two-year term or not. Should Mr. Schocken continue to serve as our Non-Executive Chairman after November 14, 2021, then he will be entitled to the Board’s customary fee for service as a director and Non-Executive Chairman in an amount deemed appropriate by our Board.
Additionally, Mr. Schocken received an RSU award for 95,694 shares of our common stock pursuant to terms of the award agreed at the time we entered into the Merger Agreement, with its payment subject to completion of the Business Combination and approval by our Compensation Committee. The RSU was issued on February 3, 2020 and vested in full on the payment date. Since the award was issued substantially in accordance with terms agreed upon in 2019, the award was deemed granted in 2019 for financial reporting and reflected in the Summary Compensation, although the RSUs were formally approved and issued in 2020.
Departures Following Year End
Mr. Fountain resigned from the Company effective March 31, 2020. In connection with Mr. Fountain’s resignation from the Company, we entered into an Independent Contractor Agreement with Mr. Fountain. Pursuant to the Independent Contractor Agreement, Mr. Fountain is to provide marketing services to Broadmark Private REIT Management, LLC, a subsidiary of the Company, as an independent contractor and as requested by the Company from time to time from April 1, 2020 through December 31, 2020, at a rate of $200 per hour. Additionally, the Independent Contractor Agreement provides for the payment of a $250,000 bonus to Mr. Fountain in the event that Broadmark Private REIT Management, LLC or its affiliate, Broadmark Private REIT, LLC, raise or have assets under management of at least $60 million by December 31, 2020 and in certain other circumstances where the Company or Broadmark Private REIT, LLC determine not to accept subscriptions, abandon the offering of units through Broadmark Private REIT, LLC or where the Company terminates the independent contractor relationship with Mr. Fountain prior to December 31, 2020 without cause. The agreement also provides for the Company to continue to fund certain health and welfare benefits currently made available to Mr. Fountain through no later than December 31, 2020.
In connection with Ms. Van Sickle’s retirement from the Company on April 30, 2020, we entered into an amendment to her employment agreement effective as of February 1, 2020. Pursuant to the amendment, Ms. Van Sickle will provide the Company with transitional accounting services from February 1, 2020 until April 30, 2020 as a part-time, hourly employee.
Summary Compensation Table
The following table provides information regarding the compensation of each person who served as Chief Executive Officer of the Company or the Predecessor Company Group during 2019, our Chief Financial Officer and the next two most highly compensated executive officers of the Company during 2019. We refer to this group as our named executive officers. The compensation shown below includes compensation paid by the Company and the Predecessor Company Group.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Jeffrey B. Pyatt, President and Chief Executive Officer	2019	50,000	—	1,060,290	—	—	6,928,781	8,039,071
	2018	—	—	—	—	—	8,669,797	8,669,797
Joseph L. Schocken, Non-Executive Chairman and Chief Executive Officer of Predecessor Company Group	2019	—	—	1,060,290	—	—	7,599,579	8,659,869
	2018	—	—	—	—	—	8,669,797	8,669,797
David N. Schneider, Chief Financial Officer(3)	2019	21,875	150,000(3)	—	—	—	—	171,875
Adam J. Fountain, Former Executive Vice President(4)	2019	50,000	—	—	—	—	2,423,082	2,473,082
Joanne Van Sickle, Former Controller(5)	2019	163,308	—	—	—	—	1,942,579	2,105,887
	2018	139,968	—	—	—	—	2,067,550	2,207,518

(1)
Represents the grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718, which awards were agreed to in connection with the entry into the Merger Agreement, but were not approved and issued until February 2020.

(2)
The amounts in the All Other Compensation column for 2019 for each of Messrs. Pyatt, Schocken and Fountain, and Ms. Van Sickle reflect the aggregate amount of distributions received by each named executive officer from the Predecessor Management Companies during the Pre-Combination Period. For Mr. Schocken, All Other Compensation also includes the $650,000 Mr. Schocken is entitled to be paid over the two-year term of his Consulting Agreement for service as our non-Executive Chairman, among other benefits.
(3)
Mr. Schneider joined the Company on December 9, 2019. Bonus reflects a signing bonus.

(4)
Mr. Fountain resigned effective March 31, 2020.

(5)
Ms. Van Sickle resigned as Controller effective February 1, 2020.

Equity Compensation Plan Information
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2019 after giving effect to the RSUs granted in 2019 for financial reporting purposes but that were formally approved and issued in February 2020.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	334,928	—(1)	4,569,378
Equity compensation plans not approved by shareholders	—	—	—
Total	334,928	—	4,569,378

(1)
No exercise price is payable with respect to the outstanding RSUs, which are the only outstanding equity awards.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of the Board are Messrs. Haggerty and Hirsch, and Ms. Lawrence, with Mr. Haggerty serving as chairman, each of whom is an independent director. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 15, 2020 by:
•
each of the Company’s directors and director nominees;

•
each of the Company’s named executive officers;

•
all of the Company’s directors, director nominees and executive officers as a group; and

•
each person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable within 60 days. Common stock issuable upon awards vesting within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of our common stock is based on 132,111,329 shares of our common stock issued and outstanding as of April 15, 2020.
Name of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Class
Joseph L. Schocken(2)	2,083,657	1.6%
Jeffrey B. Pyatt(3)	2,500,960	1.9%
Stephen G. Haggerty(4)	—	*
Daniel J. Hirsch(5)	30,000	*
Kevin M. Luebbers(6)	20,000	*
Norma J. Lawrence	—	*
David A. Karp	—	*
David Schneider	—	*
Adam Fountain(7)	607,773	*
Joanne Van Sickle(8)	413,288	*
All directors and officers as a group (10 individuals)(9)	5,696,982	4.3%
Greater than 5% Stockholders:
HN Investors LLC(10)	10,010,136	7.3%
Vanguard Group Inc.(11)	8,851,056	6.7%
Multi-Sector Credit, LLC(12)	8,090,231	6.1%
Farallon Capital Management, L.L.C.(13)	7,174,613	5.3%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101.

(2)
Includes 140,358 shares held directly by Mr. Schocken, 189,039 shares held by Tranceka, LLC, 229,588 shares held by Tranceka Capital, LLC and 1,524,672 shares held by Tranceka Holdings, LLC. Mr. Schocken is the beneficial owner of the shares held by Tranceka, LLC, Tranceka Capital, LLC and Tranceka Holdings, LLC as he holds voting and dispositive power over such shares.

(3)
Includes 13,337 shares held jointly by Mr. Pyatt and his wife, and 2,487,623 shares held by Pyatt Lending Company, LLC. Mr. Pyatt and his spouse are the beneficial owners of the shares held by Pyatt Lending Company, LLC as they share voting and dispositive power over such shares.

(4)
Mr. Haggerty does not beneficially own any shares of our common stock or warrants. However, Mr. Haggerty has a pecuniary interest in shares of our common stock and warrants to acquire one share of our common stock at a price of $11.50 per share (the “Company Private Placement Warrants”) owned by Trinity Sponsor, including through Mr. Haggerty’s ownership of an interest in HN Investors LLC (“Trinity Sponsor”) and in Trinity Investments. In the aggregate, taking into account his ownership interests in both Trinity Sponsor and Trinity Investments, Mr. Haggerty is expected to have a direct or indirect ownership interest in 647,028 shares of our common stock and 210,558 Company Private Placement Warrants to acquire an additional 210,640 shares of our common stock. The interest in these shares and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, are expected to represent, a less than 1% beneficial ownership interest by Mr. Haggerty in the Company to the extent these securities were deemed to be beneficially owned by him.
(5)
Mr. Hirsch served as a consultant to Trinity Investments pursuant to a consulting agreement, as discussed under “Certain Relationships and Related Person Transactions”. Mr. Hirsch’s consulting agreement provides for a success fee payable by Trinity Investments to Mr. Hirsch in connection with the completion of the Business Combination, pursuant to which Mr. Hirsch will receive 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the expiration of a lock-up agreement to which Trinity Sponsor is a party. These shares of common stock and these Company Private Placement Warrants, together with the shares of common stock presently owned by Mr. Hirsch and the shares he will receive upon the vesting of the RSUs he has been awarded as part of his compensation as a director, are expected to represent a less than 1% beneficial ownership interest by Mr. Hirsch in the Company. Instead of transferring the 137,305 shares of our common stock and 259 of the Company Private Placement Warrants to Mr. Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

(6)
Mr. Luebbers served as a consultant to Trinity Investments pursuant to a consulting agreement, as discussed under “Certain Relationships and Related Person Transactions”. Mr. Luebbers’ consulting agreement provides for a success fee payable by Trinity Investments to Mr. Luebbers in connection with the completion of the Business Combination, pursuant to which Mr. Luebbers will receive 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the expiration of a lock-up agreement to which Trinity Sponsor is a party. These shares of our common stock and these Company Private Placement Warrants, together with the shares of common stock presently owned by Mr. Luebbers and the shares he will receive upon the vesting of the RSUs he has been awarded as part of his compensation as a director, are expected to represent a less than 1% beneficial ownership interest by Mr. Luebbers in the Company. Instead of transferring the 137,305 shares of our common stock and 259 of the Company Private Placement Warrants to Mr. Luebbers, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

(7)
Mr. Fountain resigned as an executive officer as of March 31, 2020.

(8)
Ms. Van Sickle resigned as an executive officer as of February 1, 2020.

(9)
The reported amount includes 13,306 shares of our common stock to be issued upon the vesting of RSUs within 60 days of April 15, 2020, but excludes the shares of our common stock held by Trinity Investments that Mr. Haggerty has an interest in, and those shares that may be transferred to Messrs. Hirsch and Luebbers by Trinity Investments.

(10)
Based solely on information reported in a Schedule 13G filed with the SEC on November 14, 2019 by Trinity Sponsor and information provided by such entity. Includes (i) 4,823,640 shares of common stock, and (ii) 5,186,676 shares of common stock, calculated as one share per Company Private Placement Warrant to purchase shares of common stock. The securities are held directly by Trinity Sponsor. Sean A. Hehir and Lee S. Neibart (together with Trinity Sponsor, the “Reporting Persons”) are the managers of Trinity Sponsor and share voting and investment discretion with respect to the common stock held of record by Trinity Sponsor. As a result, each of the Reporting Persons may be deemed to have or share beneficial ownership of the securities held directly by Trinity Sponsor. Each of the Reporting Persons disclaims beneficial ownership of such securities except to the extent of their respective direct or indirect pecuniary interest therein. A majority of the shares of the common stock and a lesser amount of Company Private Placement Warrants to acquire shares of common stock held by Trinity Sponsor are expected to be transferred to Trinity Investments following expiration of the lock-up restrictions applicable to Trinity Sponsor. Trinity Sponsor’s address is c/o Trinity Real Estate Investments LLC, 55 Merchant Street, Suite 1500, Honolulu, HI 96813.

(11)
Based solely on a Schedule 13G filed with the SEC on February 11, 2020 by Vanguard Group Inc. (“Vanguard Group”). Vanguard Group reported sole voting and dispositive power with respect to 8,851,056 shares of common stock. Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(12)
Based solely on information reported in a Schedule 13G filed with the SEC on November 22, 2019, Multi-Sector Credit, LLC and SCS Capital Management, LLC share voting power and dispositive power over 8,090,231 shares of common stock. The address of Multi-Sector Credit, LLC and SCS Capital Management, LLC is 888 Bolston Street, Suite 1010 Boston, MA 02199.

(13)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020 by Farallon Capital Management, L.L.C.. Includes (i) 7,174,613 shares of our common stock, received as part of the PIPE Investment (including 2,385,559 shares of our common stock directly held by Farallon Capital Partners, L.P. (“FCP”)), 3,103,021 shares of our common stock directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 573,969 shares of our common stock directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 376,667 shares of our common stock directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 538,096 shares of our common stock directly held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), and 197,301 shares of our common stock directly held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (ii) 2,391,536 shares of our common stock, that may be issued pursuant to the option under the PIPE Investment (including 795,186 shares of our common stock that may be issued directly to FCP), 1,034,340 shares of our common stock that may be issued directly to FCIP, 191,323 shares of our common stock that may be issued directly to FCIP II, 125,555 shares of our common stock that may be issued directly to FCIP III, 179,365 shares of our common stock that may be issued directly to FCIP V, and 65,767 shares of our common stock that may be issued directly to FCAMI, and (iii) 1,793,653 shares of our common stock, calculated as one quarter of the 7,174,613 warrants to purchase one-fourth (1/4th) of one share of our common stock at an exercise price of $2.875 per share (“Public Warrants”) (including 596,390 shares of our common stock calculated based on 2,385,559 Public Warrants directly held by FCP), 775,755 shares of our common stock calculated based on 3,103,021 Public Warrants directly held by FCIP, 143,492 shares of our common stock calculated based on 573,969 Public Warrants directly held by FCIP II, 94,167 shares of our common stock calculated based on 376,667 Public Warrants directly held by FCIP III, 134,524 shares of our common stock calculated based on 538,096 Public Warrants directly held by FCIP V, and 49,325 shares of our common stock calculated based on 197,301 Public Warrants directly held by FCAMI. Farallon Partners, L.L.C. (“FPLLC”), as the general partner of FCP, FCIP, FCIP II, FCIP III, and FCAMI (the “FPLLC Entities”) and the sole member of FCIP V GP (as defined below), may be deemed to beneficially own such shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to each of the FPLLC Entities. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of FCIP V, may be deemed to beneficially own shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC or FCIP V GP, may be deemed to beneficially own such shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to the FPLLC Entities or FCIP V. Each of FPLLC, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment. The address for each of the entities and individuals identified in this footnote is One Maritime Plaza, Suite 2100, San Francisco, California 94111.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
The Board adopted a written related party transaction policy that provides that all related party transactions shall be subject to review by the disinterested members of the Company’s audit committee. Pursuant to the related party transaction policy, a related party transaction includes any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which, (1) an executive officer, director, director nominee, beneficial owner of greater than 5% of the Company’s outstanding shares of common stock, par value $0.001 per share, or their respective immediate family members (each a “Related Person”) has a direct or indirect material interest, (2) the aggregate amount involved will or may be expected to exceed $100,000, and (3) the Company or one of its subsidiaries was or is to be a participant. The policy generally requires a Related Person to report any transactions or arrangements that could be related party transactions in advance to the Company’s Chief Financial Officer or other designee. If it is determined that the transaction or arrangement could be a related party transaction, the transaction or arrangement must be presented to the Audit Committee for review and approval, disapproval or ratification. In connection with its review of a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.
Predecessor Company Transactions
Management Services of the Predecessor Management Companies
Prior to the Business Combination, the Predecessor Management Companies were beneficially owned by Messrs. Schocken, Pyatt and Fountain and Ms. Van Sickle, among other officers of the Predecessor Company Group. The specific executive officers who owned interests, and their percentage interests, in each Predecessor Management Company varied depending on the particular Predecessor Management Company. With limited exceptions, the Predecessor Company Group’s executive officers were ultimately compensated by their receipt of distributions from the applicable Predecessor Management Company, which distributions were contingent upon revenues generated by the Predecessor Management Company from services provided to the applicable Predecessor Company.
For a share of fee-based income paid by borrowers to the Predecessor Management Companies, the Predecessor Management Companies provided loan origination, loan processing and servicing, and other management and administrative services to the Predecessor Companies. In addition, each Predecessor Management Company owned all of the common units of the Predecessor Company it managed. Preferred units of each Predecessor Company, referred to herein as the “preferred units,” were held by members other than the applicable Predecessor Management Company and were entitled to first receive a preferred return from available cash and 20% of fee based income. Any remaining “distributable cash” was allocated 80% to holders of the preferred units and 20% to the applicable Predecessor Management Company, as the sole common unitholder. Remaining distributable cash equaled cash received by a Predecessor Company from payments of interest income on its mortgage loan portfolio, 20% of fee based income, and other items of income from the operation of the Predecessor Company’s business, but excluded refinancing or sales of mortgages, sales of real property (except to the extent of any gain therefrom) or contributions of capital upon the admission of new members, less expenses, reserves for estimated accrued expenses or liabilities and write-downs of defaulted mortgages, if any. The table below sets forth compensation earned by each of the Predecessor Management Companies for management services with respect to the real estate lending business of the Predecessor Companies in 2019 through the effective date of the Business Combination.
Predecessor Company	Predecessor Management Company	2019 Compensation
PBRELF I	MgCo I	$39,862,604
BRELF II	MgCo II	$46,739,135
BRELF III	MgCo III	$2,054,930
BRELF IV	MgCo IV	$176,059

Each of the Predecessor Management Companies was entitled to receive payment for, or reimbursement of, the applicable Predecessor Company’s Direct Expenses (as defined below), loans or advances of funds by the Predecessor Management Company to the applicable Predecessor Company and certain indemnification costs and expenses. “Direct Expenses” included all expenses directly related to or imposed on the applicable Predecessor Company, including business and occupation taxes, auditing, tax advisory and tax filing preparation, and general legal, accounting and other similar ordinary professional fees, but did not include any operating expenses related to the ordinary and necessary expenses incurred in the operation of a Predecessor Company on a day-to-day basis. Placement fees and ongoing trail fees paid to Tranceka Capital, LLC (formerly known as Broadmark Capital, LLC and referred to herein as “Tranceka Capital”), an entity beneficially owned by Mr. Schocken, and other third-party marketing agents were expenses borne by the applicable Predecessor Management Company. See “— Placement Fees” below. The limited liability company agreement of each Predecessor Company provided for indemnification from expenses, liabilities, losses (including attorneys’ fees, judgments, fines and amounts paid in settlement) of the applicable Predecessor Management Company and its respective managers, members, principals, officers and employees, and other persons who are made a party or threatened to be made a party to any action, suit or other proceeding by reason of such relationship or proceedings arising out of actions or omissions in an official capacity.
As part of the Business Combination, we acquired the Predecessor Management Companies and each Predecessor Company, and accordingly, compensation is no longer paid to the equity holders of the Predecessor Management Companies, including our executive officers, in this manner.
Placement Fees
Prior to the consummation of the Business Combination each Predecessor Company issued preferred units to raise capital to fund real estate loans. Under Financial Advisory/Investment Banking Agreements between Tranceka Capital and certain of the Predecessor Management Companies, Tranceka Capital provided services to the applicable Predecessor Management Company related to raising capital for the applicable Predecessor Company. Under these agreements, Tranceka Capital was paid a commission from the Company of 1% in the month capital was raised, and after 12 months also received a “tail” commission of 0.5% per year, payable in quarterly installments.
In 2019, Tranceka Capital received $5,735,973 in placement and trail fees in the aggregate from the Predecessor Management Companies as compensation for referring investors. Registered representatives of Tranceka Capital, including executive officers of the Predecessor Management Companies, referred investors to the Predecessor Management Companies and were paid for such service by Tranceka Capital. Additionally, a family member of Mr. Fountain received approximately $539,529 in placement and trail fees in 2019. Payment of placement and trail fees by the Predecessor Management Companies to Tranceka Capital continued until the date of consummation of the Business Combination. Effective as of the Business Combination, the Predecessor Management Companies terminated the Financial Advisory/Investment Banking Agreements with Tranceka Capital. Tranceka Capital received cash and shares of our common stock with an aggregate value of $10 million in consideration for the termination of the Financial Advisory/Investment Banking Agreements.
Participation in Loans
In the past, Tranceka Capital assisted a limited number of borrowers with development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum loan amount that the applicable Predecessor Company could make under its lending guidelines. In certain cases, Tranceka Capital assisted in funding developers’ projects by obtaining additional private debt or equity funding. While the applicable Predecessor Company received a first deed of trust secured by the underlying real estate for any loan it made, private investors sourced by Tranceka Capital (which at times included certain executives of the Predecessor Management Companies and their family members) in some instances received a full or partial interest in a second deed of trust on the same underlying real estate, a personal guarantee or an equity investment in the borrower or developer that owns or owned the secured property. In some cases, a party related to Tranceka Capital received indirect equity interests in the borrower as payment of some or all of the commission earned by Tranceka Capital.

As result of commissions earned by Tranceka Capital for sourcing investors, Mr. Schocken, through his ownership in Tranceka Capital, and Mr. Fountain have equity investments of approximately $120,000 in the aggregate in an entity (“InvestorCo”) that owns a preferred equity interest in one of the Company’s borrowers. In addition, a member of Mr. Schocken’s family and a member of Mr. Fountain’s family hold equity investments of $200,000 and $50,000, respectively, in InvestorCo. An entity that Mr. Schocken manages was the Manager of InvestorCo through January 12, 2020. The borrower has an outstanding project development loan of approximately $9.2 million that is secured by a first deed of trust on the underlying development. We placed the loan in default in September 2019.
Additionally, executive officers of the Predecessor Management Companies and their affiliates or family members also made loans directly to a number of borrowers engaging in development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum amount of loan that the applicable Predecessor Company could make under its lending guidelines. In these cases, the affiliated lenders received a full or partial interest in a second deed of trust on the same underlying real estate, or an equity investment in the borrower or developer that owns the secured property. As of March 31, 2020, only two such loans remained outstanding, with an aggregate face amount of $328,000.
Going forward, we do not expect directors or executive officers to provide financing in connection with development transactions financed by the Company. Any such transactions would be subject to the provisions related to conflicts of interest in our Code of Business Conduct and Ethics and, to the extent applicable, the Related Party Transaction Policy described above. With respect to existing interests, we have implemented a policy restricting personnel with an interest in the loans from participating in decisions with respect to such loans.
Cost Sharing Agreement
Tranceka Capital leased office space from an unaffiliated third party, a portion of which was occupied by the Predecessor Management Companies on a month to month basis during the Pre-Combination Period. MgCo I reimbursed Tranceka Capital for 80% of the cost of the office lease and for certain other office and administrative costs, which were then allocated among the Predecessor Management Companies based on the relative value of their assets under management. The aggregate amount paid by the Predecessor Management Companies for use of space leased by Tranceka Capital and for other office and administrative costs in 2019 was $323,073. Subsequent to the Business Combination, the Company assumed the lease from Tranceka Capital.
Predecessor Management Company Executive Officer and Family Member Investments in the Predecessor Companies
Certain executive officers of the Predecessor Company Group and members of their families were investors in the Predecessor Companies. The executive officers and their family members at the time of consummation of the Business Combination, had total capital balances of approximately $9.4 million in the Predecessor Companies. The investments by these individuals were made on the same terms as those by non-affiliated investors and were converted into shares of our common stock upon the consummation of the Business Combination on the same basis as the units held by non-affiliated investors.
Family Member Employee
A family member of Joanne Van Sickle was employed by the Predecessor Company Group, and following the Business Combination, remained employed by us. In the aggregate, the employee received approximately $220,000 in total compensation for 2019, of which $106,555 is the grant fair value of RSUs deemed granted in 2019 and formally issued in 2020.
Trinity Sponsor
On January 26, 2018, Trinity issued 8,625,000 shares of Trinity Class B Common Stock (the “Founder Shares”) to Trinity Sponsor, in exchange for an aggregate purchase price of $25,000. Concurrently with the closing of the Trinity’s initial public offering, Trinity Sponsor purchased 12,350,000 Trinity private placement warrants (the “Trinity Private Warrants”) at $1.00 per warrant, generating gross proceeds of $12,350,000.
Pursuant to a Sponsor Agreement among Trinity Sponsor, Trinity, the Company and the Predecessor Company Group entered into on the date we entered into the Merger Agreement, among other things, Trinity Sponsor agreed to, upon the consummation of the Business Combination, (i) surrender and transfer to Trinity, for no consideration, 3,801,360 shares of Trinity Class B Common Stock, and (ii) surrender and transfer to Trinity, for no consideration, 7,163,324 Trinity Private Warrants. Upon the consummation of the Business Combination, (i) the remaining 4,823,640 outstanding Founder Shares automatically converted into shares of our common stock on a one-for-one basis, and (ii) the remaining 5,186,676 Trinity Private Warrants converted into Company Private Placement Warrants.
On August 9, 2019, the date that we entered into the Merger Agreement, Trinity Sponsor made a non-interest bearing working capital loan in the amount of $1.0 million to Trinity. On November 14, 2019, the date of completion of the Business Combination, Trinity repaid the loan in full. Trinity agreed to reimburse Trinity Sponsor in an amount not to exceed $10,000 per month for office space and secretarial and administrative services, commencing on May 14, 2018 through the consummation of an initial Business Combination.
Sponsor Agreements
Mr. Haggerty has a pecuniary interest in the Company Private Placement Warrants owned by Trinity Sponsor, including through Mr. Haggerty’s ownership of an interest in Trinity Sponsor and in Trinity Investments, In the aggregate, taking into account his ownership interests in both Trinity Sponsor and Trinity Investments. Mr. Haggerty is expected to have a direct or indirect ownership interest in 647,028 shares of our common stock and 210,640 Company Private Placement Warrants to acquire an additional 210,640 shares of our common stock. The interest in these shares and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, are expected to represent a less than 1% beneficial ownership interest by Mr. Haggerty in the Company to the extent these securities are deemed to be beneficially owned by him.
Mr. Hirsch was appointed as a director of the Company immediately following the completion of the Business Combination. From January 2019 through November 17, 2019, Mr. Hirsch served as a consultant to Trinity Investments pursuant to a consulting agreement (the “Hirsch Consulting Agreement”). The Hirsch Consulting Agreement provided for cash compensation of $7,500 per month by Trinity Investments to Mr. Hirsch during the period he served as a consultant and a success fee payable by Trinity Investments to Mr. Hirsch in connection with the completion of the Business Combination. The success fee Mr. Hirsch will receive is 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the expiration of the lock-up agreement to which Trinity Sponsor is a party. These shares of common stock and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owns as of April 15, 2020, are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Hirsch in the Company. Instead of transferring these securities to Mr. Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.
Mr. Luebbers was appointed as a director of the Company immediately following the completion of the Business Combination. Mr. Luebbers served as a consultant to Trinity between May 2019 and October 2019 pursuant to a consulting agreement with Trinity (the “Luebbers Trinity Consulting Agreement”). The Luebbers Trinity Consulting Agreement provided for cash compensation of $21,667 per month during its term. Mr. Luebbers received cash compensation aggregating approximately $113,228 from Trinity under the Luebbers Trinity Consulting Agreement during 2019. From October 2019 through November 17, 2019, Mr. Luebbers served as a consultant to Trinity Investments pursuant to a consulting agreement with Trinity Investments (the “Luebbers Trinity Investments Consulting Agreement”). The Luebbers Trinity Investments Consulting Agreement provided for cash compensation of $7,500 per month payable by Trinity Investments to Mr. Luebbers during the term of the agreement. In addition, the Luebbers Trinity Investments Consulting Agreement provides for a success fee payable by Trinity Investments to Mr. Luebbers in connection with the Business Combination. The success fee Mr. Luebbers will receive is 137,305 shares of our common stock and

259 of the Company Private Placement Warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the expiration of the lock-up agreement to which Trinity Sponsor is a party. These shares of common stock and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owns as of April 15, 2020, are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Luebbers in the Company. Instead of transferring these securities to Mr. Luebbers, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.
Company Transactions
Private Placement with Farallon
In connection with the Business Combination and concurrently with the execution of the Merger Agreement, the Company entered into certain subscription agreements with affiliates of Farallon Capital Management, L.L.C. (the “Farallon Entities”) for a private placement (the “PIPE Investment”) of the Company’s shares of common stock, pursuant to which the Company issued and sold to the Farallon Entities an aggregate of 7,174,163 shares of common stock for an aggregate purchase price of approximately $75.0 million immediately prior to the consummation of the Business Combination at a price per share equal to $10.45352229 (the “Reference Price”). In addition, pursuant to the subscription agreements, the Farallon Entities have an option to purchase up to $25.0 million of additional shares of common stock, exercisable at the Reference Price during the 365-day period following the consummation of the Business Combination. In connection with the PIPE Investment, the Company issued to the Farallon Entities an aggregate of 7,174,163 Public Warrants. The Farallon Entities received a fee for each warrant equal to the cash payable per each warrant held by unaffiliated Public Warrant holders in connection with the warrant amendment proposal approved as part of the Business Combination, in an amount equal to $1.60. In addition, the Farallon Entities are entitled to cash settle, in whole or in part, the exercise of their option to purchase up to $25.0 million of additional shares of common stock to the extent the delivery of the additional shares to the Farallon Entities would result, together with their affiliates and any other persons whose beneficial ownership of shares of common stock would be aggregated with the Farallon Entities or their affiliates for purpose of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in beneficial ownership in excess of 9.9% of the shares of common stock outstanding immediately after giving effect to such issuance of the shares of common stock. In such case, the Farallon Entities would be entitled to receive, instead of shares of common stock, a cash payment equal to the “in the money” portion of the shares with respect to which the option is exercised, calculated as (A) the number of additional shares of our common stock for which the Farallon Entities elect to cash settle rather than physical delivery, multiplied by (B) (i) the per share volume-weighted average price of shares of our common stock in regular trading hours on the national exchange on which our common stock is listed or admitted for trading, as reported for the period of ten consecutive trading days ending on the trading day prior to the date on which the written notice by the Farallon Entities with respect to the election to cash settle is received by the Company, minus (ii) the purchase price per share under the option, which is equal to the Reference Price. For example, if the Farallon Entities exercise in full their option to purchase up to an additional $25.0 million shares of our common stock at a time when the Farallon Entities beneficially own 9.9% of our common stock prior to giving effect to the exercise of the option, the Farallon Entities would be entitled to cash settle the entire $25.0 million option exercise purchase amount. Using the Reference Price, the Farallon Entities would be entitled to purchase approximately 2.39 million shares upon the exercise of the option. If the per share market value of the Company’s common stock at the time the option is exercised is $12.00 per share (determined in accordance with the subscription agreement relating to the PIPE Investment), then the Company would be required to make a payment of approximately $3.70 million (or $1.54647771 per share, representing the difference between $12.00 and the Reference Price) to the Farallon Entities in connection with the option exercise, instead of issuing shares of our common stock to the Farallon Entities.
We also provided the Farallon Entities with certain registration rights in connection with the PIPE Investment, pursuant to which we registered in December 2019 the shares of our common stock, Public Warrants and shares issuable upon exercise of the option and Public Warrants under the Securities Act.

Other Transactions
See “— Predecessor Company Transactions — Participation in Loans” above for information regarding interests of directors and executive officers in outstanding loans. See “Executive Officer Compensation — Compensation Following the Business Combination — Departures Following Year-End” for information regarding an Independent Contractor Agreement entered into with Adam Fountain in connection with Mr. Fountain’s resignation from the Company effective March 31, 2020.
Our charter provides for certain indemnification rights for our directors and officers, and we entered into an indemnification agreement with each of our executive officers and directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.
Based solely on our review of forms that were filed with the SEC and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2019, except that a Form 3 to report Mr. Schocken’s initial beneficial ownership of the Company’s securities was not filed on a timely basis.
STOCKHOLDERS PROPOSALS
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2021 Annual Meeting of Stockholders if they are received by the Corporate Secretary, in writing addressed to our principal executive office, on or before January 16, 2021.
If a stockholder wishes to present a proposal at our annual meeting (outside of Rule 14a-8) or to nominate one or more directors, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with Section 11 of our Amended and Restated Bylaws (the “Bylaws”), which are on file with the SEC. Our Bylaws include certain information requirements to be included in the notice. In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office neither fewer than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if an annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting, then, in order to be timely, a stockholder’s notice must be received by us no earlier than the 150th day prior to the date of such annual meeting and the later of (a) the 120th day prior to the date of such annual meeting, as originally convened, and (b) the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of our 2021 Annual Meeting of Stockholders, such notice must be received not later than February 16, 2021 or earlier than January 17, 2021.
HOUSEHOLDING
Certain brokers, banks and other agents may participate in the practice of “householding” proxy materials. This means that only a single copy of this Proxy Statement may have been sent to multiple stockholders sharing an address. If you would prefer to receive separate copies of proxy materials for other stockholders in your household, either now or in the future, please contact your broker, bank or other agent serving as your nominee.
If, at any time, you no longer wish to participate in householding and would prefer to receive multiple copies of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker, bank or other agent if your shares are held through such entities. The Company will provide separate copies of the proxy materials upon written request to Broadmark Realty

Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary, upon written request to investorrelations@broadmark.com or by calling 206-971-0800.
OTHER MATTERS
As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If other matters properly come before the meeting, the persons identified in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in accordance with their best judgment.
Jeffrey B. Pyatt
President and Chief Executive Officer
Seattle, Washington
April 29, 2020

ANNUAL MEETING OF STOCKHOLDERS OF BROADMARK REALTY CAPITAL INC. June 16, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the June 16, 2020 Annual Meeting of Stockholders: The Company’s notice of annual meeting of stockholders, proxy statement and Annual Report are available on the Internet at https://www.astproxyportal.com/ast/23147/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333333030000000 7 061620 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: 01 Joseph L. Schocken 02 Jeffrey B. Pyatt 03 Stephen G. Haggerty 04 Daniel J. Hirsch 05 Kevin M. Luebbers 06 Norma J. Lawrence 07 David A. Karp 2. The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF BROADMARK REALTY CAPITAL INC. June 16, 2020 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - Broadmark Realty Capital Inc. will conduct its 2020 Annual Meeting of Stockholders in virtual meeting format only, conducted by live webcast. You may attend and vote during the virtual annual meeting. To attend the virtual meeting, please visit https://web.lumiagm.com/288367709 and provide the password BRMK2020. Be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the June 16, 2020 Annual Meeting of Stockholders: The Company’s notice of annual meeting of stockholders, proxy statement and Annual Report are available on the Internet at https://www.astproxyportal.com/ast/23147/. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00003333333030000000 7 061620 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: 01 Joseph L. Schocken 02 Jeffrey B. Pyatt 03 Stephen G. Haggerty 04 Daniel J. Hirsch 05 Kevin M. Luebbers 06 Norma J. Lawrence 07 David A. Karp 2. The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- 0 BROADMARK REALTY CAPITAL INC. PROXY 1420 FIFTH AVENUE, SUITE 2000 SEATTLE, WA 98101 This Proxy is Solicited on Behalf of the Board of Directors of Broadmark Realty Capital Inc. The undersigned hereby constitutes and appoints Jeffrey B. Pyatt and Linda D. Koa, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the common stock of Broadmark Realty Capital Inc. held of record by the undersigned on April 15, 2020, at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Tuesday, June 16, 2020, live via the Internet at https://web.lumiagm.com/288367709, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given with respect to such shares. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for director, FOR the ratification of the appointment of Moss Adams LLP as Broadmark Realty Capital Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and in the discretion of the proxies on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Company’s proxy statement pertaining thereto. 1.1 (Continued and to be signed on the reverse side) 14475